Exhibit 10.2

Execution Version

Tenth Amendment

To

Amended and Restated Credit Agreement

Among

Rex Energy Corporation,

as Borrower,

The Guarantors,

Royal Bank of Canada,

as Administrative Agent,

KeyBank National Association,

as Syndication Agent,

SunTrust Bank,

as Documentation Agent,

RBC Capital Markets,

KeyBank National Association,

and

SunTrust Bank,

as Joint Lead Arrangers and Joint Bookrunners,

and

The Lenders Signatory Hereto

Dated as of March 14, 2016

Tenth Amendment to Amended and Restated Credit Agreement

This Tenth Amendment to Amended and Restated Credit Agreement (this “Tenth Amendment”) dated as of March 14, 2016 is among Rex Energy Corporation, a corporation formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); Royal Bank of Canada, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”); and the Lenders signatory hereto.

Recitals

A.The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 27, 2013 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of January 14, 2013, the Second Amendment to Amended and Restated Credit Agreement dated as of March 26, 2014, the Third Amendment to Amended and Restated Credit Agreement dated as of July 11, 2014, the Fourth Amendment to Amended and Restated Credit Agreement dated as of August 15, 2014, the Fifth Amendment to Amended and Restated Credit Agreement dated as of September 12, 2014, the Sixth Amendment to Amended and Restated Credit Agreement dated as of December 16, 2014, the Seventh Amendment to Amended and Restated Credit Agreement dated as of March 27, 2015, the Eighth Amendment to Amended and Restated Credit Agreement dated as of September 4, 2015 and the Ninth Amendment to Amended and Restated Credit Agreement dated as of February 3, 2016, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B.The Borrower and Guarantors are parties to that certain Amended and Restated Guaranty and Collateral Agreement dated as of March 27, 2013 made by each of the Grantors (as defined therein) in favor of the Administrative Agent (such agreement, as may be from time to time be amended, amended and restated, supplemented or otherwise modified, the “Guaranty”).

C.The Borrower, the Administrative Agent and the Lenders have agreed to amend certain provisions of the Credit Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Defined Terms.  Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Tenth Amendment, shall have the meaning ascribed such term in the Credit Agreement.  Unless otherwise indicated, all article, section and exhibit references in this Tenth Amendment refer to articles, sections and exhibits of the Credit Agreement.

Section 2.Amendments to Section 1.02 – Certain Defined Terms.

2.1The definition of “Borrowing Base” is hereby amended by deleting the phrase “Section 2.07(f)” therein and replacing such phrase with “Section 2.07(f), Section 2.07(g)”.

2.2The definition of “Cash Liquidity” is hereby amended and restated in its entirety to read as follows:

“Cash Liquidity” means, as of any date of determination, the aggregate amount of cash (including, for the avoidance of doubt, any cash in a Deposit Account subject to a Deposit Account Control Agreement), Cash Equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and its Subsidiaries, as of such date.

2.3The definition of “Second Lien Notes” is hereby amended by deleting the phrase “due 2020” therein.

2.4The definition of “Senior Debt Exchange” is hereby amended by deleting the phrase “, which exchange price shall in no event be greater than a weighted average of 69%”.

2.5The following definitions are hereby added where alphabetically appropriate to read as follows:

“Interest Expense” means, for any period, the sum (determined without duplication) of the aggregate gross interest expense of the Borrower and the Consolidated Subsidiaries for such period, including to the extent included in interest expense under GAAP:  (a) amortization of debt discount, (b) capitalized interest and (c) the portion of any payments or accruals under Capital Leases allocable to interest expense, plus the portion of any payments or accruals under Synthetic Leases allocable to interest expense whether or not the same constitutes interest expense under GAAP.

“July 2016 Redetermination” has the meaning assigned to such term in Section 2.07(b).

“Moraine East Area” means that certain geographic region in Butler County, Pennsylvania commonly referred to as the Moraine East Area.

“Prospective Interest” means, with respect to any Oil and Gas Property of the Borrower or any Subsidiary on any date, the interest of the Borrower or such Subsidiary in such Oil and Gas Property, net of any interest in such Oil and Gas Property that the Borrower reasonably anticipates it will assign to another Person pursuant to Borrower’s or any of its Subsidiaries’ obligations under a joint development or similar agreement with such Person.

“Tenth Amendment” means that certain Tenth Amendment to Amended and Restated Credit Agreement, dated as of March 14, 2016, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.

“Tenth Amendment Effective Date” has the meaning ascribed to such term in the Tenth Amendment.

“Warrior North Area” means that certain geographic region in Carroll County, Ohio commonly referred to as the Warrior North Area.

Section 3.Amendments to Section 2.07.

3.1Section 2.07(b) is hereby amended by deleting the period at the end of the first sentence therein and replacing such period with “; provided that, a Scheduled Redetermination shall also occur on July 1, 2016 (the “July 2016 Redetermination”).

3.2Section 2.07(c)(ii)(A) is hereby amended by deleting the phrase “September 15th” therein and replacing such phrase with “September 15th (or in the case of the July 2016 Redetermination, on or before June 15, 2016)”.

3.3Section 2.07(d) is hereby amended by deleting the phrase “Section 2.07(f)” therein and replacing such phrase with “Section 2.07(f), Section 2.07(g)”

3.4Section 2.07(d)(i) is hereby amended by deleting the phrase “October 1st, as applicable” therein and replacing such phrase with “October 1st, as applicable (or in the case of the July 2016 Redetermination, on July 1, 2016)”.

3.5Section 2.07 is hereby amended by adding a new subsection (g) to the end of Section 2.07 to read as follows:

(g) Reduction to Borrowing Base Related to Letters of Credit Securing Obligations under Firm Transportation Contracts.  Notwithstanding anything to the contrary contained herein, if any Letter of Credit (as such Letter of Credit may be amended, extended, renewed or replaced by another Letter of Credit issued hereunder) issued pursuant to this Agreement on or prior to the Tenth Amendment Effective Date which secures obligations under firm transportation contracts expires without renewal or replacement, or is cancelled, terminated or otherwise ceases to remain outstanding hereunder (the date upon which any of the foregoing occurs in respect of any such Letter of Credit being an “LC Termination Date”), then the Borrowing Base then in effect shall be automatically reduced immediately upon such LC Termination Date by an amount equal to the product of 0.50 multiplied by the undrawn amount of such Letter of Credit.  The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date such Letter of Credit ceases to be issued under this Agreement, effective and applicable to the Borrower, the Agents, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder; provided that, the Administrative Agent shall notify the Borrower and the Lenders of the amount of such new Borrowing Base promptly after any such reduction; provided further that, the failure of the Administrative Agent to provide such notice shall not affect the Borrowing Base as so reduced.

Section 4.Amendments to Section 3.04.  Section 3.04 is hereby amended as follows:

4.1Section 3.04 is hereby amended by adding a new Section 3.04(f) to read as follows:

(f)Notwithstanding the foregoing or anything in this Agreement to the contrary, if the total Revolving Credit Exposure exceeds the Borrowing Base as a result of the April 1, 2016 Scheduled Redetermination, then the Borrower shall (1) prepay the Borrowings in an aggregate principal amount equal to such excess, and (2) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or cash collateralize such excess on April 1, 2016.  The provisions of Section 3.04(c)(iv) and Section 3.04(c)(v) shall apply, mutatis mutandis, to any prepayment required pursuant to this Section 3.04(f).

4.2.Section 3.04(d) is hereby amended by deleting each reference to “$30,000,000” therein and replacing each such reference with “$15,000,000”.

Section 5.Amendment to Section 3.05(b).  Section 3.05(b) is hereby amended by deleting the reference to “0.125%” therein and replacing such reference with “0.375%”.

Section 6.Amendment to Section 6.02(d).  Section 6.02(d) is hereby amended as follows:

6.1The reference to “$30,000,000” therein is hereby replaced with “$15,000,000”.

6.2The phrase “(other than permitting such excess to remain as cash on the consolidated balance sheet of the Borrower)” is hereby replaced with the phrase “(other than permitting such excess to remain as cash, Cash Equivalents or any other asset or item otherwise referred to in the definition of Cash Liquidity, in each case, on the consolidated balance sheet of the Borrower)”.

Section 7.Amendment to Section 8.12(a).  Section 8.12(a) is hereby amended and restated in its entirety to read as follows:

(a)On or before March 1st and September 1st of each year, commencing September 1, 2013 (and on or before June 1, 2016 in connection with the July 2016 Redetermination), the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Borrower and its Subsidiaries as of the immediately preceding January 1st and July 1st, respectively (and as of May 1, 2016 with respect to the July 2016 Redetermination).  The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and the July 1 Reserve Report of each year and the Reserve Report delivered in connection with the July 2016 Redetermination shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to be true and accurate in all material respects and to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.

Section 8.Amendment to Section 8.14(a).  Section 8.14(a) is hereby amended by deleting each reference to “90%” therein are replacing each such reference with “95%”.

Section 9.Amendment to Section 8.17(c).  Section 8.17(c) is hereby amended by deleting each reference to “$30,000,000” therein and replacing each such reference with “$15,000,000”.

Section 10.Amendment to Article VIII.  Article VIII is hereby amended by adding a new Section 8.18 to the end of Article VIII to read as follows:

Section 8.18Moraine East Area and Warrior North Area Mortgage and Title Coverage.

(a)Not later than thirty (30) days prior to the commencement of the horizontal drilling of any well of the Borrower or any of its Subsidiaries located in the Moraine East Area or the Warrior North Area, the Borrower shall provide to the Administrative Agent and the Lenders a certificate from a Responsible Officer certifying that attached thereto is a true and complete list of all wells that the Borrower or any of its Subsidiaries expects to commence horizontal drilling within 30 days of the delivery of such certificate, in each case, which are located in the Moraine East Area or the Warrior North Area (such wells, the “Planned Wells”).

(b)No later than 10 days prior to the commencement of the horizontal drilling of any Planned Well, the Borrower shall, and shall cause its Subsidiaries to, grant to the Administrative Agent as security for the Indebtedness, a first-priority Lien interest (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on (i) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases covering tracts to be traversed by the wellbore related to such Planned Well and (ii) 100% of the  Borrower’s and its Subsidiaries’ Prospective Interest in the leases comprising the lands included in any designated unit (or, to the extent it has been defined at such time, the unit to be designated) related to such Planned Well.  All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and the Borrower and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.  In order to comply with the foregoing, if any Subsidiary places a Lien on its Oil and Gas Properties and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).

(c)Not later than 10 days prior to the commencement of the horizontal drilling of any Planned Well, the Borrower shall deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information on (i) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases covering tracts to be traversed by the wellbore related to such Planned Well and (ii) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases comprising the lands included in any designated unit (or, to the extent it has been defined at such time, the unit to be designated) related to such Planned Well.

(d)If the Prospective Interest of the Borrower or any Subsidiary in any lease described in the foregoing subsections (b) and (c) subsequently increases as a result of a joint development party’s election not to participate in any Planned Well, the Borrower shall promptly notify the Administrative Agent of such election and resulting increase and shall, or shall cause such Subsidiary to, deliver to the Administrative Agent within five (5) days of such joint development party’s election not to participate in any Planned Well, supplemental title information with respect to such Lease and grant to the Administrative Agent supplemental Liens on such increased interest in order to maintain the Borrower’s compliance with the foregoing subsections (b) and (c).

Section 11.Amendment to Section 9.01(b).  Section 9.01(b) is hereby amended and restated in its entirety to read as follow:

(b)Ratio of Net Senior Secured Debt to EBITDAX.  The Borrower will not, as of the last day of any fiscal quarter, permit its ratio of Net Senior Secured Debt as of such date to EBITDAX for the period of four fiscal quarters then ending on such day to be greater than (i) 3.00 to 1.00 for any fiscal quarter ending prior to the Senior Debt Exchange, (ii) if holders of 80% or more of the outstanding principal amount of each series of Senior Debt agree to the exchange of Senior Debt for Second Lien Notes pursuant to the Senior Debt Exchange, 2.75 to 1.00 for any fiscal quarter ending on or after the Senior Debt Exchange or (iii) if holders of less than 80% of the outstanding principal amount of each series of Senior Debt agree to the exchange of Senior Debt for Second Lien Notes pursuant to the Senior Debt Exchange, 3.00 to 1.00 for any fiscal quarter ending on or after the Senior Debt Exchange.

Section 12.Amendments to Section 9.02.

12.1Section 9.02(c) is hereby amended by deleting the phrase “sixty (60)” therein and replacing such phrase with “ninety (90)”.

12.2Section 9.02(k) is hereby amended and restated in its entirety as follows:

(k)Second Lien Notes issued by the Borrower solely in exchange for outstanding Senior Debt pursuant to the Senior Debt Exchange, and any guarantees thereof, in an aggregate stated principal amount not to exceed $675,000,000 plus the amount of additional Second Lien Notes resulting solely from any holder’s election to receive additional Second Lien Notes in lieu of shares of common stock under the Senior Debt Exchange, in an aggregate principal amount not to exceed $6,000,000; provided that: (A) such Debt shall be at all times subject to the Second Lien Intercreditor Agreement and the Indebtedness shall be secured on a senior priority basis to such Debt; (B) such Second Lien Notes shall be issued pursuant the Senior Debt Exchange on or before April 30, 2016; (C) such Second Lien Notes do not have any scheduled principal amortization; (D) such Second Lien Notes do not have a scheduled maturity date or a date of mandatory redemption in full sooner than the date which is one hundred eighty (180) days after the Maturity Date; (E) such Second Lien Notes do not have any mandatory prepayment, redemption, defeasance, tender, sinking fund or repurchase provisions (other than (1) customary offers to purchase upon a change of control and (2) customary offers to purchase upon an asset sale or casualty or condemnation event, in each case for this clause (2), to the extent such provisions first permit, at the option of the Borrower, prepayment in full of the Indebtedness (or permit at the option of the Borrower net cash proceeds to be applied first to the prepayment of the Indebtedness) prior to the prepayment of any Second Lien Notes); (F) no Subsidiary or other Person is required to guarantee such Second Lien Notes unless such Subsidiary or other Person has guaranteed the Indebtedness pursuant to the Guaranty Agreement; and (G) the non-default interest rate on the outstanding principal amount of such Second Lien Notes does not exceed 8% per annum.

Section 13.Amendment to Section 9.04(a).  Section 9.04(a) is hereby amended by adding the following sentence to the end of such Section 9.04(a):

Notwithstanding the foregoing or anything to the contrary contained herein, in no event shall the Borrower declare or make, or agree to pay or make, directly or indirectly, any cash dividends to the holders of the Series A Preferred Stock: (a) during the period from and including the Tenth Amendment Effective Date to but excluding the date upon which the Borrower furnishes to the Administrative Agent and the Lenders its audited consolidated balance sheet and related statements of operations, stockholders’ equity and cash flows as of the end of and for the fiscal year ended December 31, 2016 pursuant to Section 8.01(a) (the “2016 Audited Financials Delivery Date”); and (b) from and after the 2016 Audited Financials Delivery Date, unless, both before and immediately after giving effect to the declaration and payment of any such dividend, (i) the total Revolving Credit Exposures is less than or equal to $150,000,000, (ii) the ratio of (A) the difference between (1) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding the date of declaration and payment of such dividend for which financial statements are available (the “Test Period”) minus (2) the aggregate amount of capital expenditures made by the Borrower and the Consolidated Subsidiaries during the Test Period to (B) Interest Expense for the Test Period, shall be greater than 1.0 to 1.0; or (iii) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result therefrom.

Section 14.Amendment to Section 10.01(d). Section 10.01(d) is hereby amended by replacing the phrase “Section 8.17” therein with the phrase “Section 8.17, Section 8.18”.

Section 15.Conditions Precedent.  This Tenth Amendment shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 12.02) (the “Tenth Amendment Effective Date”):

15.1Tenth Amendment.  The Administrative Agent shall have received multiple counterparts as requested of this Tenth Amendment from the Borrower, each other Obligor and the Majority Lenders.

15.2No Default.  No Default or Event of Default shall be continuing as of the Tenth Amendment Effective Date.

15.3Payment of Outstanding Invoices.  Payment by the Borrower to the Administrative Agent of all fees and other amounts due and payable on or prior to the Tenth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower (including, but not limited to the reasonable fees of Paul Hastings LLP).

15.4Moraine East Area and Warrior North Area Wells.  The Administrative Agent shall have received a certificate from a Responsible Officer certifying that, as of the Tenth Amendment Effective Date, and for each of the Moraine East Area and the Warrior North Area, attached thereto is a true and complete list of (i) all wells of the Borrower and its Subsidiaries for which drilling has commenced (but has not been completed), (ii) all drilled and completed (but not producing) wells of the Borrower and its Subsidiaries, (iii) all producing wells of the Borrower and its Subsidiaries, and (iv) each of the 19 wells for which the Borrower expects to drill in the Moraine East Area and Warrior North Area in calendar year 2016 as contemplated under the joint development agreement with an affiliate of Benefit Street Partners (the wells identified in this clause (iv), the “2016 Scheduled Wells”).

The Administrative Agent is hereby authorized and directed to declare this Tenth Amendment to be effective and to declare the occurrence of the Tenth Amendment Effective Date when it has received documents confirming compliance with the conditions set forth in this Section 15 or the waiver of such conditions in accordance with Section 12.02 of the Credit Agreement.  Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.  For purposes of determining compliance with the conditions specified in this Section 15, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless the Administrative Agent shall have received written notice from such Lender prior to the Tenth Amendment Effective Date specifying its objection thereto.

Section 16.Affirmative Covenants Regarding Mortgage the Title.  On or prior to 30 days following the Tenth Amendment Effective Date (or on or prior to such later date as the Administrative Agent may agree in its sole discretion), the Administrative Agent shall have received:

16.1executed and notarized deeds of trust/mortgages or amendments and supplements to existing deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the

Mortgaged Properties represent at least 95% of the total value of the proved Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report;

16.2together with title information previously delivered to the Administrative Agent, title information satisfactory to the Administrative Agent on at least 80% of the total value of the proved Oil and Gas Properties of the Borrower and the Subsidiaries evaluated in the most recently delivered Reserve Report;

16.3executed and notarized deeds of trust/mortgages or amendments and supplements to existing deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that (i) 100% of the Borrower’s and its Subsidiaries’ interests in the leases covering tracts traversed by the wellbore related to each drilled and completed (but not producing) well and each well for which drilling has commenced (but has not been completed) identified in the certificate delivered pursuant to Section 15.4 are Mortgaged Properties, (ii) 100% of the Borrower’s and its Subsidiaries’ interests in the leases comprising the lands included in any designated unit related to each producing well identified in the certificate delivered pursuant to Section 15.4 are Mortgaged Properties, (iii) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases covering tracts which will be traversed by the wellbore related to each 2016 Scheduled Well are Mortgaged Properties, and (iv) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases comprising the lands included in any designated unit (or, to the extent it has been defined at such time, the unit to be designated) related to each 2016 Scheduled Well are Mortgaged Properties; and

16.4title information satisfactory to the Administrative Agent on (a) 100% of the Borrower’s and its Subsidiaries’ interests in the leases covering tracts traversed by the wellbore related to each drilled and completed (but not producing) well and each well for which horizontal drilling has commenced (but has not been completed) identified in the certificate delivered pursuant to Section 15.4, (ii) 100% of the Borrower’s and its Subsidiaries’ interests in the leases comprising the lands included in any designated unit related to each producing well identified in the certificate delivered pursuant to Section 15.4, (iii) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases covering tracts which will be traversed by the wellbore related to each 2016 Scheduled Well, and (iv) 100% of the Borrower’s and its Subsidiaries’ Prospective Interest in the leases comprising the lands included in any designated unit (or, to the extent it has been defined at such time, the unit to be designated) related to each 2016 Scheduled Well.

Any failure by the Borrower to comply with the mortgage and title requirements of Section 16.1, Section 16.3 or Section 16.4 (as it relates to 2016 Scheduled Wells) of this Tenth Amendment shall constitute an immediate Event of Default.  Any failure by the Borrower to comply with the title requirements of Section 16.4 of this Tenth Amendment (as it relates to Oil and Gas Property other than 2016 Scheduled Wells) shall not constitute a Default or Event of Default, but instead to the extent that the Administrative Agent is not satisfied with title to any of such Oil and Gas Property, the Administrative Agent may send a notice to the Borrower and the Lenders that the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to such Oil and Gas Property in the then effective Borrowing Base, as determined by the Administrative Agent, and such new Borrowing Base shall become effective immediately after the Borrower’s receipt of such notice.  Upon any adjustment to the amount of the Borrowing Base in accordance the previous sentence, if the total Revolving Credit Exposure exceeds the adjusted Borrowing Base, then the Borrower shall (A) prepay the Borrowings in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Borrowings as a result of an LC Exposure, cash collateralize such excess as provided in Section 2.08(j).  The Borrower shall be obligated to make such prepayment and/or cash collateralize such excess within ninety (90) days following the date the adjustment occurs; provided that such payment required to be made pursuant to this sentence must be made on or prior to the Termination Date.  The provisions of Section 3.04(c)(iv) and Section 3.04(c)(v) shall apply, mutatis mutandis, to such prepayment required pursuant to the previous sentence.

Section 17.Limited Waiver of Section 9.01(c). Section 9.01(c) provides that the Borrower will not, as of the last day of any fiscal quarter ending on or after March 31, 2016, permit its ratio of (i) consolidated current assets to (ii) consolidated current liabilities as of such day to be less than 1.0 to 1.0 (such financial covenant, the “Current Ratio Covenant”).  The Borrower has informed the Administrative Agent and the Lenders that the Borrower does not expect to be in compliance with the Current Ratio Covenant as of the last day of the fiscal quarter ending March 31, 2016.  Accordingly, the Borrower has requested that the Lenders waive, and the Lenders do hereby waive, the Borrower’s compliance with the Current Ratio Covenant as of the last day of the fiscal quarter ending March 31, 2016.

Except as expressly waived herein, all covenants, obligations and agreements of the Obligors contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms.  Without limitation of the foregoing, the foregoing waiver is hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of any Obligor or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument.  Granting the waiver set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 18.Representations and Warranties; Etc.  Each Obligor hereby affirms:  (a) that as of the date of execution and delivery of this Tenth Amendment, after giving effect to the terms of this Tenth Amendment, all of the representations and warranties made by it contained in each Loan Document to which it is a party are true and correct in all material respects as though made on and as of the Tenth Amendment Effective Date (unless made as of a specific earlier date, in which case, was true and correct in all material respects as of such date); and (b) that after giving effect to this Tenth Amendment and to the transactions contemplated hereby, no Default exists or will exist under any Loan Document to which it is a party.

Section 19.Miscellaneous.

19.1Confirmation.  The provisions of the Credit Agreement (as amended by this Tenth Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Tenth Amendment.

19.2Ratification and Affirmation of the Obligors.  Each Obligor hereby expressly (a) acknowledges the terms of this Tenth Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party, and agrees that each Loan Document to which it is a party remains in full force and effect, as amended hereby; and (c) agrees that from and after the Tenth Amendment Effective Date each reference to the Credit Agreement in the Guaranty and the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Tenth Amendment.

19.3Loan Document.  This Tenth Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.

19.4Severability.  Any provision of this Tenth Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

19.5Successors and Assigns.  This Tenth Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

19.6Counterparts. This Tenth Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Tenth Amendment by telecopy, facsimile or email transmission shall be effective as delivery of a manually executed counterpart of this Tenth Amendment.

19.7No Oral Agreement. This written Tenth Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

19.8Governing Law.  This Tenth Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of Texas.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Amendment to be duly executed effective as of the Tenth Amendment Effective Date.

BORROWER:	REX ENERGY CORPORATION

	By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

GUARANTORS:	REX ENERGY OPERATING CORP.

	By:	/s/ Thomas Rajan
	Name:	Thomas Rajan
	Title:	Chief Financial Officer

REX ENERGY I, LLC
PENNTEX RESOURCES ILLINOIS, INC.
REX ENERGY IV, LLC
R.E. GAS DEVELOPMENT, LLC

By:	/s/ Thomas Rajan
Name:	Thomas Rajan
Title:	Chief Financial Officer

Tenth Amendment

Signature Page

ADMINISTRATIVE	ROYAL BANK OF CANADA,
AGENT, ISSUING	as Administrative Agent
BANK AND LENDER:
	By:	/s/ Susan Khokher
	Name:	Susan Khokher
	Title:	Manager, Agency

ROYAL BANK OF CANADA,
as Issuing Bank and as Lender

	By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

Tenth Amendment

Signature Page

SYNDICATION AGENT	KEYBANK NATIONAL ASSOCIATION
AND LENDER:

	By:	/s/ John Dravenstott
	Name:	John Dravenstott
	Title:	Vice President

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DOCUMENTATION AGENT	SUNTRUST BANK
AND LENDER:

	By:	/s/ William S. Krueger
	Name:	William S. Krueger
	Title:	First Vice President

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LENDERS:	BMO HARRIS FINANCING, INC.

	By:	/s/ James V. Ducote
	Name:	James V. Ducote
	Title:	Managing Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

	By:	/s/ Stephanie Harrell
	Name:	Stephanie Harrell
	Title:	Vice President

MUFG UNION BANK, N.A.

	By:	/s/ Michael Dambroski
	Name:	Michael Dambroski
	Title:	Vice President

CAPITAL ONE, NATIONAL ASSOCIATION

	By:	/s/ Stephen Hartman
	Name:	Stephen Hartman
	Title:	Assistant Vice President

M&T BANK

	By:	/s/ David Ladori
	Name:	David Ladori
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Timothy Hill
	Name:	Timothy Hill
	Title:	Vice President

THE HUNTINGTON NATIONAL BANK

	By:	/s/ Margaret Niekrash
	Name:	Margaret Niekrash
	Title:	Vice President

ONEWEST BANK N.A.

By:
Name:

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